Exhibit 10.(k)(2)

FIRST AMENDMENT TO THE KKR INCOME OPPORTUNITIES FUND
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of July 15, 2016, to the Transfer Agent Servicing Agreement, dated as of July 23, 2013 (the “Agreement”), is entered into by and between KKR INCOME OPPORTUNITIES FUND, a Delaware statutory trust (the “Fund”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Section 13 of the Agreement provided that the Agreement would continue in effect for a period of three years from the effective date (the “Initial Termination Date”); and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees; and

WHEREAS, the parties desire to extend the Initial Termination Date through July 15, 2019.

NOW, THEREFORE, the parties hereby agree that, effective as of July 15, 2016, the first sentence of Section 13 of the Agreement is amended and restated to read as follows:

This Agreement shall become effective as of the date first written above and will continue in effect through July 15, 2019.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KKR INCOME OPPORTUNITIES FUND		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Nicole J. Macarchuk	By:	/s/ Michael R. McVoy

Name:	Nicole J. Macarchuk	Name:	Michael R. McVoy

Title:	Authorized Signatory	Title:	Executive Vice President